Exhibit 99.1

[BENTHOS LOGO APPEARS HERE]	NEWS RELEASE
FOR IMMEDIATE DISTRIBUTION
AUGUST 10, 2005
SUBJECT: FINANCIAL RESULTS

Contact:	Peter Zentz
Corporate Communications Manager
or
Frank Dunne, Vice President, CFO & Treasurer
(508) 563-1000

Benthos Announces Nine Month Fiscal 2005 Net Income of $0.56 Per Diluted Share and

Record Nine Month Sales of $17,631,000

NORTH FALMOUTH, MASSACHUSETTS, AUGUST 10, 2005 . . . BENTHOS, INC. (NASDAQ: BTHS) today reported financial results for the third quarter and first nine months of fiscal year 2005 ended June 30, 2005. Net sales for the quarter were $6,698,000, a record for net sales in a fiscal quarter at Benthos and an increase of 16.6% from net sales of $5,746,000 in the third quarter of fiscal year 2004.

Net income for the quarter was $516,000, or $0.29 per diluted share, compared to $456,000, or $0.31 per diluted share, in the third quarter of fiscal 2004.

Gross profit as a percent of sales in the third quarter of fiscal 2005 was 46.8% versus 42.1% in the third quarter of fiscal 2004. Research and development expenses for the third quarter of fiscal 2005 were $624,000, as compared to $430,000 in the same quarter of fiscal 2004, as we begin to increase research and development to accelerate the new product development process.

In the Undersea Systems Division, net sales in the third quarter of fiscal 2005 were $3,773,000, a 12.6% increase compared to net sales of $3,352,000 in the same period last year. Net sales in the TapTone Package Inspection Systems Division in the third quarter of fiscal 2005 were $2,925,000, a 22.2% increase over net sales of $2,394,000 in the third quarter of 2004.

For the first nine months of this fiscal year, net sales for the Company were $17,631,000, an increase of 28.1% compared to $13,764,000 in same period of the last fiscal year. For the first nine months of fiscal 2005, net sales of Undersea Systems Division products increased by 32.5% to $11,344,000 as compared to $8,560,000 for the same period last year, while TapTone Package Inspection Systems Division net sales increased by 20.8% to $6,287,000 as compared to $5,204,000 in the first nine months of last year.

For the first nine months of fiscal 2005, gross profit as a percent of sales was 43.7% vs. 40.8% in the first nine months of fiscal 2004. Pretax profit in the third quarter of fiscal 2005 was $661,000, up from $468,000 in the third quarter of the prior year. In the first nine months of fiscal 2005, pretax profit was $1,215,000 versus $245,000 in the first nine months of the prior year, an improvement of $970,000.

Net income for the first nine months of fiscal 2005 was $948,000, or $0.56 per diluted share compared to $233,000, or $0.17 per diluted share, in the first nine months of fiscal 2004, an improvement of $715,000.

ISO	BENTHOS, INC.
9001	49 Edgerton Drive, North Falmouth, Massachusetts 02556-2826 USA
Certified	Telephone: (508) 563-1000 • 1-800-446-1222 • Fax: (508) 563-6444
E-mail: info@benthos.com • www.benthos.com

Commenting on today’s announcement, Ronald L. Marsiglio, Benthos President and CEO, said, “Growth in both of our divisions has produced a successful first nine months for Benthos and we are pleased with fiscal 2005 year-to-date results. The Undersea Systems Division has remained strong with a 32.5% gain in year-over-year sales for the first nine months and virtually all segments of that business are up. Continuing strong sales of our hydrophone products, as well as geophysical, remotely operated vehicle, acoustic, and communications products are leading the way.”

“Our TapTone Package Inspection Systems Division has grown by nearly 21% over the first nine months of last year. Sales to beverage processors are strong as the demand continues to increase for leak detection in plastic containers. Many of the major players in the food, beverage, dairy and industrial chemical industries are continuing to turn to TapTone to increase the integrity of their products in plastic containers.”

“The success of our public offering in the third quarter of this year has provided Benthos with approximately $7,500,000 to support future growth of the Company.”

Mr. Marsiglio concluded, “We continue to be focused on profitable growth and are pleased with the 28.1% sales increase for the first nine months of fiscal 2005. Even though we are cautious about market conditions, the timing of large orders, and shipments to major customers, the fourth quarter is off to a good start and we anticipate a further strengthening of the Company in the remaining quarter of fiscal 2005 and into fiscal year 2006.”

Benthos, Inc., through its Undersea Systems Division, designs, manufactures, sells and services a variety of oceanographic products for underwater tasks; and through its TapTone Package Inspection Systems Division makes systems for testing consumer packages made of glass, metal or plastic. The common stock of the Company is traded on the Nasdaq SmallCap market under the symbol “BTHS”. For more information, Benthos can be found on the Internet at www.benthos.com.

Forward Looking Statements

The statements in this news release relating to plans, strategies, economic performance and trends and other statements that are not descriptions of historical facts are “forward-looking statements” within the meaning of the Federal Securities Laws. The Company believes that such statements are reasonable and are based on the beliefs of the Company’s management as well as assumptions made by and information currently available to Company management. However, actual results could differ materially from those currently anticipated due to a number of factors that include: the timing of large project orders, competitive factors, shifts in customer demand, government spending, economic cycles, regulatory changes and other factors. More information about these factors is contained in the Company’s filings with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results or outcomes may vary materially from those described herein. The Company does not undertake and expressly disclaims any obligation to update or alter its forward-looking statements whether as a result of new information, future events or otherwise, except as required by law.

Benthos, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(in thousands)

Assets	June 30, 2005	September 30, 2004
Current Assets:
Cash and Cash Equivalents	$9,513	$241
Accounts Receivable, Net	3,343	3,565
Inventories	3,747	3,149
Prepaid Expenses and Other Current Assets	87	168

Total Current Assets	16,690	7,123

Property, Plant and Equipment, Net	1,132	1,189
Goodwill	576	576
Acquired Intangible Assets, Net	39	218
Other Assets, Net	25	35

	$18,462	$9,141

Liabilities and Stockholders’ Investment
Current Liabilities:
Current Portion of Long-Term Debt	$279	$279
Accounts Payable	1,392	1,217
Accrued Expenses	2,065	1,558
Customer Deposits	264	302

Total Current Liabilities	4,000	3,356

Long-Term Debt, Net of Current Portion	46	256

Stockholders’ Investment:
Common stock, $.06 2/3 Par Value- Authorized – 7,500 Shares Issued – 2,370 and 1,665 Shares at June 30, 2005 and September 30, 2004, respectively	158	111
Capital in Excess of Par Value	9,541	1,648
Retained Earnings	5,348	4,401
Treasury Stock, at cost– 270 shares at June 30, 2005 and September 30, 2004	(631)	(631)

Total Stockholders’ Investment	14,416	5,529

	$18,462	$9,141

Benthos, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

	Three Months Ended June 30,		Nine months Ended June 30,
	2005	2004	2005	2004
Product Sales	$6,246	$5,442	$16,078	$12,476
Services	452	304	1,553	1,288

Total Net Sales	6,698	5,746	17,631	13,764
Cost of Product Sales	3,336	3,121	9,098	7,381
Cost of Services	228	215	833	770

Gross Profit	3,134	2,410	7,700	5,613
Selling, General & Administrative Expenses	1,802	1,438	4,724	3,919
Research and Development Expenses	624	430	1,580	1,224
Amortization of Acquired Intangibles	60	60	179	179

Income from Operations	648	482	1,217	291
Interest Income	20	1	20	1
Interest Expense	(7)	(15)	(22)	(47)

Income before Income Taxes	661	468	1,215	245
Provision for Income Taxes	145	12	267	12

Net Income	$516	$456	$948	$233

Basic Earnings Per Share	$0.32	$0.33	$0.63	$0.17

Diluted Earnings Per Share	$0.29	$0.31	$0.56	$0.17

Weighted Average Number of Shares Outstanding	1,637	1,383	1,480	1,383

Weighted Average Number of Shares Outstanding, Assuming Dilution	1,800	1,452	1,671	1,406